Exhibit 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Southern States Bancshares, Inc. and Subsidiary

Anniston, Alabama

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of Southern States Bancshares, Inc. and Subsidiary (the “Company”) as of December 31, 2024 and 2023, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2024, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2007.

Birmingham, Alabama

March 14, 2025

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(In thousands, except share amounts)

	December 31, 2024	December 31, 2023
Assets
Cash and due from banks	$27,321	$19,710
Interest-bearing deposits in banks	153,833	134,846
Federal funds sold	79,080	96,095
Total cash and cash equivalents	260,234	250,651

Securities available for sale, at fair value ($207,595 amortized cost, $0 allowance for credit losses at December 31, 2024; $190,322 amortized cost, $0 allowance for credit losses at December 31, 2023)	196,870	179,000
Securities held to maturity, at amortized cost ($16,032 at fair value, $0 allowance for credit losses at December 31, 2024; $16,233 at fair value, $0 allowance for credit losses at December 31, 2023)	19,611	19,632
Other equity securities, at fair value	3,697	3,649
Restricted equity securities, at cost	4,441	5,684
Loans held for sale	404	450

Loans, net of unearned income	2,226,569	1,884,508
Less allowance for credit losses	28,338	24,378
Loans, net	2,198,231	1,860,130

Premises and equipment, net	32,048	26,426
Accrued interest receivable	10,111	8,711
Bank owned life insurance	39,431	29,884
Annuities	16,772	15,036
Foreclosed assets	-	33
Goodwill	33,176	16,862
Core deposit intangible	8,939	899
Other assets	24,289	29,616

Total assets	$2,848,254	$2,446,663

Liabilities and Stockholders' Equity

Liabilities:
Deposits:
Noninterest-bearing	$575,357	$437,959
Interest-bearing	1,835,940	1,580,230
Total deposits	2,411,297	2,018,189

Other borrowings	17,979	26,994
FHLB advances	22,000	70,000
Subordinated notes	91,245	86,679
Accrued interest payable	2,172	1,519
Other liabilities	23,672	28,318
Total liabilities	2,568,365	2,231,699

Stockholders' equity:
Preferred stock, $0.01 par value, 2,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2024 and December 31, 2023	-	-
Common stock, $5 par value, 30,000,000 shares authorized; 9,889,260 and 8,841,349 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	49,821	44,479
Capital surplus	106,637	78,361
Retained earnings	134,075	102,523
Accumulated other comprehensive loss	(7,936)	(8,379)
Unvested restricted stock	(567)	(466)
Vested restricted stock units	(2,141)	(1,554)

Total stockholders' equity	279,889	214,964

Total liabilities and stockholders' equity	$2,848,254	$2,446,663

See Notes to Consolidated Financial Statements.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share amounts)

	For the Years Ended
	2024	2023
Interest income:
Loans, including fees	$146,712	$114,662
Taxable securities	8,462	6,806
Nontaxable securities	952	977
Other interest and dividends	13,655	9,815
Total interest income	169,781	132,260

Interest expense:
Deposits	70,630	45,368
Other borrowings	7,444	6,780
Total interest expense	78,074	52,148

Net interest income	91,707	80,112
Provision for credit losses	4,957	6,090
Net interest income after provision for credit losses	86,750	74,022

Noninterest income:
Service charges on deposit accounts	2,022	1,790
Swap fees	27	691
SBA/USDA fees	391	344
Mortgage origination fees	356	533
Net gain on securities	108	555
Employee retention credit	1,162	-
Other operating income	3,324	4,961
Total noninterest income	7,390	8,874

Noninterest expenses:
Salaries and employee benefits	26,221	25,665
Equipment and occupancy expenses	3,021	2,776
Data processing fees	3,070	2,528
Regulatory assessments	1,590	1,198
Professional fees related to ERC	236	-
Merger-related expenses	1,511	-
Other operating expenses	12,899	9,709
Total noninterest expenses	48,548	41,876

Income before income taxes	45,592	41,020

Income tax expense	10,724	9,068

Net income	$34,868	$31,952

Basic earnings per share	$3.72	$3.63

Diluted earnings per share	$3.67	$3.53

See Notes to Consolidated Financial Statements.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands)

	For the Years Ended
	2024	2023
Net income	$34,868	$31,952

Other comprehensive income:
Unrealized holding gains on securities available for sale arising during the period, net of tax of $155 and $935, respectively	443	2,660

Reclassification adjustment for losses on securities available for sale realized in net income, net of benefit of $0 and $3, respectively	-	9

Other comprehensive income	443	2,669

Comprehensive income	$35,311	$34,621

See Notes to Consolidated Financial Statements.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

(In thousands, except share amounts)

	Preferred Stock		Common Stock				Accumulated Other	Unvested	Vested Restricted	Total
	Shares	Par Value	Shares	Par Value	Capital Surplus	Retained Earnings	Comprehensive Income (Loss)	Restricted Stock	Stock Units	Stockholders' Equity
Balance, December 31, 2022	-	$-	8,706,920	$43,714	$76,785	$73,764	$(11,048)	$(477)	$(1,019)	$181,719
Net income	-	-	-	-	-	31,952	-	-	-	31,952
Issuance of common stock	-	-	4,875	24	85	-	-	-	-	109
Exercise of common stock options	-	-	143,644	718	736	-	-	-	-	1,454
Issuance of restricted stock	-	-	23,534	118	565	-	-	(683)	-	-
Forfeiture of restricted stock	-	-	(7,135)	(36)	(141)	-	-	177	-	-
Vesting of restricted stock units	-	-	-	157	741	-	-	-	(898)	-
Issuance of restricted stock units	-	-	12,713	-	-	-	-	-	363	363
Repurchase of common stock under the stock repurchase program	-	-	(43,202)	(216)	(763)	-	-	-	-	(979)
Stock-based compensation	-	-	-	-	353	-	-	517	-	870
Common stock dividends paid	-	-	-	-	-	(3,193)	-	-	-	(3,193)
Other comprehensive income	-	-	-	-	-	-	2,669	-	-	2,669
Balance, December 31, 2023	-	$-	8,841,349	$44,479	$78,361	$102,523	$(8,379)	$(466)	$(1,554)	$214,964
Net income	-	-	-	-	-	34,868	-	-	-	34,868
Issuance of common stock	-	-	4,622	23	111	-	-	-	-	134
Issuance of common stock - acquisition	-	-	961,920	4,810	26,664	-	-	-	-	31,474
Exercise of common stock options	-	-	55,444	276	36	-	-	-	-	312
Issuance of restricted stock	-	-	29,150	146	632	-	-	(778)	-	-
Forfeiture of restricted stock	-	-	(3,225)	(16)	(67)	-	-	83	-	-
Vested restricted stock units	-	-	-	103	484	-	-	-	(587)	-
Stock-based compensation	-	-	-	-	416	-	-	594	-	1,010
Common stock dividends paid	-	-	-	-	-	(3,316)	-	-	-	(3,316)
Other comprehensive income	-	-	-	-	-	-	443	-	-	443
Balance, December 31, 2024	-	$-	9,889,260	$49,821	$106,637	$134,075	$(7,936)	$(567)	$(2,141)	$279,889

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Years Ended
	2024	2023
OPERATING ACTIVITIES
Net income	$34,868	$31,952
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and software amortization	1,253	1,168
Net loss on securities available for sale	-	12
Net gain on sale of other equity securities	(108)	(567)
Net amortization of securities	360	592
Amortization of core deposit intangible	856	327
Provision for credit losses	4,957	6,090
Deferred income taxes	(524)	(2,939)
Net loss on sale of foreclosed assets	-	20
Stock-based compensation	1,010	870
Net decrease in loans held for sale	46	597
Income from bank owned life insurance	(945)	(698)
Increase in interest receivable	(429)	(1,748)
Increase in interest payable	356	935
Net other operating activities	(2,192)	2,743

Net cash provided by operating activities	39,508	39,354

INVESTING ACTIVITIES
Cash acquired in transaction	74,262	-
Purchase of securities available for sale	(58,082)	(49,675)
Proceeds from sale of securities available for sale	106,005	10,532
Proceeds from sale of other equity securities	-	800
Proceeds from maturities, calls, and paydowns of securities available for sale	41,106	18,698
Net redemption (purchase) of restricted equity securities	1,977	(2,550)
Purchase of annuities	(909)	-
Purchase of bank owned life insurance	(2,700)	-
Net increase in loans	(215,187)	(296,739)
Proceeds from sale of foreclosed assets	33	403
Purchase of premises, equipment and software	(1,361)	(249)

Net cash used in investing activities	(54,856)	(318,780)

FINANCING ACTIVITIES
Net increase in deposits	84,361	297,446
Proceeds from issuance of common stock	446	1,563
Proceeds from restricted stock units	-	363
Repurchase of common stock	-	(979)
Net (repayment) proceeds of FHLB advances	(48,000)	39,000
Net (repayment) proceeds of other borrowings	(9,015)	27,013
Net proceeds of subordinated notes	455	365
Common stock dividends paid	(3,316)	(3,193)

Net cash provided by financing activities	24,931	361,578

Net increase in cash and cash equivalents	9,583	82,152

Cash and cash equivalents at beginning of year	250,651	168,499

Cash and cash equivalents at end of year	$260,234	$250,651

SUPPLEMENTAL DISCLOSURE
Cash paid during the year for:
Interest	$77,718	$51,213
Income taxes	$12,418	$12,956

NONCASH TRANSACTIONS
Transfers of loans to foreclosed assets	$-	$43
Internally financed sales of foreclosed assets	$-	$2,517

See Notes to Consolidated Financial Statements.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Southern States Bancshares, Inc. (the “Company”) is a bank holding company whose principal activity is the ownership and management of its wholly owned subsidiary, Southern States Bank (the “Bank”). The Bank is a commercial bank headquartered in Anniston, Calhoun County, Alabama. As of December 31, 2024, the Bank also operates branch offices in Birmingham, Opelika, Auburn, Huntsville, Sylacauga, Wedowee, and Roanoke, Alabama as well as Columbus, Carrollton, Cartersville, Dallas, Newnan and Rockmart, Georgia. The Bank also has two loan production offices (LPO) located in Atlanta, Georgia. The Bank provides a full range of banking services in its primary market areas and the surrounding areas.

Basis of Presentation and Accounting Estimates

The audited consolidated financial statements include the accounts of the Company and its subsidiary. Significant intercompany transactions and balances have been eliminated in consolidation.

In preparing the audited consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for credit losses, the valuation of foreclosed assets, financial instruments, deferred taxes and investment securities. In connection with the determination of the estimated losses on loans and the valuation of foreclosed assets, management obtains independent appraisals for significant collateral.

The determination of the adequacy of the allowance for credit losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions.

The Company’s loans are generally secured by specific items of collateral including real property, consumer assets, and business assets. Although the Company has a diversified loan portfolio, a substantial portion of its borrowers’ ability to honor their contracts is dependent on local economic conditions.

While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions.

In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Company to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

Cash, Cash Equivalents and Cash Flows

For purposes of reporting cash flows, cash and cash equivalents includes cash on hand, cash items in process of collection, amounts due from banks, interest-bearing deposits in banks and federal funds sold. Cash flows from loans held for sale, loans, restricted equity securities, and deposits are reported net.

The Company maintains amounts due from banks which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

The Bank is required to maintain reserve balances in cash or on deposit with the Federal Reserve Bank. On March 15, 2020, the Federal Reserve System Board announced an interim final rule amending Regulation D to lower all transaction account reserve requirement ratios to zero percent, thereby eliminating all reserve requirements as of December 31, 2024 and 2023.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Securities

The Company classifies its debt securities into one of two categories based upon management’s intent and ability to hold the securities: (i) securities held to maturity or (ii) securities available for sale. Securities classified as held to maturity are stated at cost adjusted for amortization of premiums and accretion of discounts. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. The Company has the ability, and it is management’s intention, to hold such securities to maturity. Securities classified as available for sale are recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income (loss). Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities available for sale are recorded on the trade date and are determined using the specific identification method.

Management uses a systematic methodology to determine its allowance for credit losses for held to maturity debt securities. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis to present the net amount expected to be collected on the held to maturity portfolio. Management considers the effects of past events, current conditions, and reasonable and supportable forecasts on the collectability of the portfolio. The Company’s estimate of its allowance for credit losses involves a high degree of judgment; therefore, management’s process for determining expected credit losses may result in a range of expected credit losses. Management monitors the held to maturity portfolio to determine whether a valuation account would need to be recorded. As of December 31, 2024, the Company had $19,611 of held to maturity securities and no related valuation account.

For available for sale debt securities in an unrealized loss position, the Company will first assess whether (i) it intends to sell or (ii) it is more likely than not that it will be required to sell the debt security before recovery of its amortized cost basis. If either case is applicable, any previously recognized allowances are charged off and the debt security’s amortized cost is written down to fair value through income. If neither case is applicable, the debt security is evaluated to determine whether the decline in fair value has resulted from credit losses or other factors. In making this assessment, the Company considers the extent to which fair value is less than amortized cost, any changes to the rating of the debt security by a rating agency and any adverse conditions specifically related to the debt security, among other factors. If this assessment indicates that a credit loss exists, the present value of cash flows expected to be collected from the debt security are compared to the amortized cost basis of the debt security. If the present value of cash flows expected to be collected is less than the amortized cost basis, a credit loss exists and an allowance for credit losses is recorded for the credit loss, limited by the amount by which the fair value is less than the amortized cost basis. Any impairment that has not been recorded through allowance for credit losses is recognized in other comprehensive income (loss), net of tax. Adjustments to the allowance are reported in the income statement as a component of credit loss expense. Available for sale debt securities are charged off against the allowance or, in the absence of any allowance, written down through income when deemed uncollectible by the Company or when either of the aforementioned criteria regarding intent or requirement to sell is met.

The Company excludes the accrued interest receivable balance from the amortized cost basis in measuring expected credit losses on debt securities and does not record an allowance for credit losses on accrued interest receivable. The accrued interest receivable on securities was $1,194 and $1,147 at December 31, 2024 and 2023, respectively.

Other Equity Securities

The mutual funds owned by the Company are classified as equity securities and are carried at fair value with any periodic changes in value recorded through the statement of income.

Restricted Equity Securities

Restricted equity securities are investments that are restricted in marketability. The Company, as a member of the Federal Home Loan Bank (FHLB) system, is required to maintain an investment in capital stock of the FHLB based upon its assets or outstanding advances. The Company has also purchased stock in First National Banker’s Bankshares, Inc. (FNBB), and Pacific Coast Banker’s Bank (PCBB), both correspondent banks. These securities are carried at cost and periodically evaluated for impairment based on ultimate recoverability of par value.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans Held For Sale

Loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value (LOCOM). For loans carried at LOCOM, gains and losses on loan sales (sales proceeds minus carrying value) are recorded in noninterest income, and direct loan origination costs and fees are deferred at origination of the loan and are recognized in noninterest income upon sale of the loan. The estimated fair value of loans held for sale is based on independent third party quoted prices.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal balances less deferred fees and costs on originated loans and the allowance for credit losses. Interest income is accrued on the outstanding principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield over the life of the loan, using the straight-line method without anticipating prepayments.

The accrual of interest on loans is discontinued when, in management’s opinion, the borrower may be unable to meet payments as they become due, or at the time the loan is 90 days past due, unless the loan is well-secured and in the process of collection. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal and interest is considered doubtful. All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income or charged to the allowance; unless management believes that the accrual of interest is recoverable through the liquidation of collateral. Interest income on nonaccrual loans is recognized on the cash basis, until the loans are returned to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and the loan has been performing according to the contractual terms generally for a period of not less than six months.

Allowance for Credit Losses

As described below under Recent Accounting Pronouncements, the Company adopted Accounting Standards Update (ASU) 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (CECL) effective January 1, 2023.

The allowance for credit losses is based on the Company’s evaluation of the loan portfolios, past loan loss experience, current asset quality trends, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay (including the timing of future payment), the estimated value of any underlying collateral, composition of the loan portfolio, economic conditions, industry and peer bank loan quality indications and other pertinent factors, including regulatory recommendations. The process is inherently subjective and subject to significant change as it requires material estimates. The allowance is increased by a provision for credit losses, which is charged to expense, and reduced by charge offs, net of recoveries. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for credit losses. Such agencies may require the Company to recognize adjustments to the allowance based on their judgments about information available to them at the time of their examination.

Loans with similar risk characteristics are evaluated in pools and, depending on the nature of each identified pool, the Company utilizes a discounted cash flow, probability of default / loss given default, or remaining life method. The historical loss experience estimate by pool is then adjusted by forecast factors that are quantitatively related to the Company’s historical credit loss experience, such as national unemployment rates and gross domestic product. Losses are predicted over a period of time determined to be reasonable and supportable, and at the end of the reasonable and supportable period losses are reverted to long term historical averages. The reasonable and supportable period and reversion period are re-evaluated each quarter by the Company and are dependent on the current economic environment among other factors.

The estimated credit losses for each loan pool are then adjusted for changes in qualitative factors not inherently considered in the quantitative analyses. The qualitative adjustments either increase or decrease the quantitative model estimation. The Company considers factors that are relevant within the qualitative framework which include the following: changes in lending policies and quality of loan reviews, changes in nature and volume of loans, changes in volume and trends of problem loans, changes in concentration risk, trends in underlying collateral values, changes in competition, legal and regulatory environment and changes in economic conditions.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Credit Losses (Continued)

Credit losses for loans that no longer share similar risk characteristics with the collectively evaluated pools are excluded from the collective evaluation and estimated on an individual basis. Specific allowances are estimated based on one of several methods, including the estimated fair value of the underlying collateral, observable market value of similar debt or the present value of expected cash flows.

The Company measures expected credit losses over the contractual term of a loan, adjusted for estimated prepayments. The contractual term excludes expected extensions, renewals and modifications unless there is a reasonable expectation that a loan modification will be executed. Credit losses are estimated on the amortized cost basis of loans. Accrued interest receivable on loans is excluded from the estimate of credit losses. The accrued interest receivable on loans was $8,786 and $7,377 at December 31, 2024 and 2023, respectively.

Off-Balance Sheet Credit Exposure

The Company also has off-balance sheet financial instruments, which include unfunded loan commitments and letters of credit. The Company minimizes these risks through underwriting guidelines and prudent risk management techniques. For off-balance sheet instruments, the allowance for credit losses is calculated in accordance with Topic 326, representing expected credit losses over the contractual period for which the Company is exposed to credit risk resulting from a contractual obligation to extend credit. No allowance is recognized if the Company has the unconditional right to cancel the obligation. The allowance is reported as a component of other liabilities within the consolidated balance sheets. Adjustments to the allowance for credit losses for unfunded commitments are reported in the income statement as a component of other operating expense. The allowance for credit losses on off-balance sheet financial instruments was $1,405 and $1,239 at December 31, 2024 and 2023, respectively.

Modifications to Borrowers Experiencing Financial Difficulty

The Company periodically provides modifications to borrowers experiencing financial difficulty. These modifications include either payment deferrals, term extensions, interest rate reductions, principal forgiveness or combinations of modification types. The determination of whether the borrower is experiencing financial difficulty is made on the date of the modification. When principal forgiveness is provided, the amount of principal forgiveness is charged off against the allowance for credit losses with a corresponding reduction in the amortized cost basis of the loan. A modified loan is tracked for at least 12 months following the modifications granted.

Premises and Equipment

Land is carried at cost. Premises and equipment are carried at cost less accumulated depreciation computed on the straight-line method over the estimated useful lives of the assets or the expected terms of the leases, if shorter. Expected terms include lease option periods to the extent that the exercise of such options is reasonably assured. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are reflected in income. The estimated useful lives are as follows:

Years
Buildings	10-39
Furniture and equipment	3-7

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Leases

The Bank leases various premises and equipment. At the inception of the contract, the Bank determines if an arrangement is or contains a lease and will recognize on the balance sheet a lease asset for its right to use the underlying asset (“ROU”) and a lease liability for the corresponding lease obligation for contracts longer than a year. Both the asset and liability are initially measured at the present value of the future minimum lease payments over the lease term. In determining the present value of lease payments, the Bank uses our incremental borrowing rate as the discount rate for the leases.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company - put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

Foreclosed Assets

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value less estimated selling costs. Any write-down to fair value at the time of transfer to foreclosed assets is charged to the allowance for credit losses. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less estimated costs to sell. Costs of improvements are capitalized, whereas costs related to holding foreclosed assets and subsequent write-downs to the value are expensed. Any gains and losses realized at the time of disposal are reflected in income.

Goodwill

Goodwill represents the excess of the amount paid over the fair value of the net assets at the date of acquisition. Goodwill is subject to an annual evaluation of impairment. If desired, the Company can assess qualitative factors to determine if comparing the carrying value of the reporting unit to its fair value is necessary. Should the fair value be less than the carrying value, an impairment write-down would be taken. Based on its assessment of qualitative factors, the Company determined that no impairment exists at December 31, 2024.

Goodwill is not amortized but is evaluated for impairment on a quarterly basis or whenever an event occurs or circumstances change to indicate that it is more likely than not that an impairment loss has been incurred (i.e., a triggering event). The Company performed a goodwill impairment test in December 2024. The qualitative factors considered in determining if fair value of the unit was less than the carrying amount were economic conditions related to the change in the interest rate environment. A quantitative assessment of goodwill impairment included determining the estimated fair value of Company using a market-based approach. It was determined there was no impairment.

Core Deposit Intangible

A core deposit intangible is initially recognized based on a valuation, of acquired deposits, performed as of the acquisition date. The core deposit intangible is amortized over the average remaining life of the acquired customer deposits, or approximately 7 years. The intangible asset is reviewed annually for events or circumstances that could negatively impact the recoverability of the intangible. These events could include loss of core deposits, increased competition, or adverse changes in the economy. To the extent this intangible asset is deemed unrecoverable, an impairment charge would be recorded. The Company maintains steady deposit growth across our markets and continues to attract new customer deposits. The intangible asset was evaluated for impairment as of December 31, 2024 and based on that evaluation there was no impairment.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounting Policy for Derivative Instruments and Hedging Activities

Financial Accounting Standards Board (FASB) ASC 815, Derivatives and Hedging (ASC 815), provides the disclosure requirements for derivatives and hedging activities with the intent to provide users of financial statements with an enhanced understanding of: (a) how and why an entity uses derivative instruments, (b) how the entity accounts for derivative instruments and related hedged items, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Further, qualitative disclosures are required that explain the Company’s objectives and strategies for using derivatives, as well as quantitative disclosures about the fair value of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative instruments.

As required by ASC 815, the Company records all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether the Company has elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. The Company may enter into derivative contracts that are intended to economically hedge certain of its risks, even though hedge accounting does not apply or the Company elects not to apply hedge accounting.

In accordance with the FASB’s fair value measurement guidance in ASU 2011-04, the Company made an accounting policy election to measure the credit risk of its derivative financial instruments that are subject to master netting agreements on a net basis by counterparty portfolio.

Income Taxes

Income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more likely than not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more likely than not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment. Deferred tax assets may be reduced by deferred tax liabilities and a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized. Management believes that the Company will generate sufficient operating earnings to realize the deferred tax benefits.

Stock Compensation Plans

Stock compensation accounting guidance requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the grant date fair value of the equity or liability instruments issued. The stock compensation accounting guidance covers a wide range of share-based compensation arrangements including stock options and warrants, restricted stock plans, performance-based awards, share appreciation rights, and employee share purchase plans.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock Compensation Plans (Continued)

The stock compensation accounting guidance requires that compensation cost for all stock awards be calculated and recognized over the employees’ service period, generally defined as the vesting period. For awards with graded-vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award. A Black-Scholes model is used to estimate the fair value of stock options, while the estimated market price of the Company’s common stock at the date of grant is used for restricted stock awards, restricted stock units and stock grants.

Comprehensive Income (Loss)

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income (loss).

Fair Value of Financial Instruments

Fair values of financial instruments are estimates using relevant market information and other assumptions, as more fully disclosed in Note 18. Fair value estimates involve uncertainties and matters of significant judgment. Changes in assumptions or in market conditions could significantly affect the estimates.

Revenue Recognition

On January 1, 2019, the Company adopted ASC 606 and all subsequent amendments (collectively ASC 606) which (1) creates a single framework for recognizing revenue from contracts with customers that fall within its scope and (2) revises when it is appropriate to recognize a gain (loss) from the transfer of nonfinancial assets, such as foreclosed assets. The majority of the Company’s revenues come from interest income and other sources, including loans and securities that are outside the scope of ASC 606. With the exception of gains/losses on sale of foreclosed assets, the Company’s services that fall within the scope of ASC 606 are presented within noninterest income and are recognized as revenue as the Company satisfies its obligations to the customer. Services within the scope of ASC 606 reported in noninterest income include service charges on deposit accounts, bank card services and interchange fees, and ATM fees.

Recent Accounting Pronouncements

On January 1, 2023, the Company adopted ASU 2022-02, “Financial Instruments - Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures”, this standard eliminated the previous accounting guidance for troubled debt restructurings and added additional disclosure requirements for gross charge offs by year of origination. It also prescribes guidance for reporting modifications of loans to borrowers experiencing financial difficulty. The Company adopted these standards as required on January 1, 2023 using the modified retrospective method for all financial assets measured at amortized cost and off-balance sheet credit exposures.

In June 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The ASU introduces a new credit loss methodology, Current Expected Credit Losses (CECL), which requires earlier recognition of credit losses, while also providing additional transparency about credit risk. Since its original issuance in 2016, the FASB has issued several updates to the original ASU. The CECL methodology utilizes a lifetime “expected credit loss” measurement objective for the recognition of credit losses for loans, off-balance sheet credit exposures, and other receivables at the time the financial asset is originated or acquired. The expected credit losses are adjusted each period for changes in expected lifetime credit losses. The methodology replaces the multiple existing impairment methods in current GAAP, which generally require that a loss be incurred before it is recognized. For available for sale securities where fair value is less than cost, credit-related impairment, if any, is recognized through an allowance for credit losses and adjusted each period for changes in credit risk. The Company adopted ASU 2016-13 on January 1, 2023 with no material impact on the consolidated financial statements.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 2. ACQUISITION ACTIVITY

On July 31, 2024 (the “Effective Date”), the Company closed the transactions pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), by and between us, the Bank, and CBB Bancorp (“CBB Bancorp”), the parent company of Century Bank of Georgia (“Century Bank”). On the Effective Date, (i) CBB Bancorp merged with and into us (the “Corporate Merger”), and we were the surviving corporation in the Corporate Merger and (ii) subsequent to the Corporate Merger, Century Bank merged with and into the Bank (the “Bank Merger”) with the Bank as the surviving banking corporation in the Bank Merger.

The Company issued 961,920 shares of its common stock valued at $31,474 as of July 31, 2024, plus $3,150 in cash, in exchange for all outstanding shares of CBB Bancorp common stock.

Prior to the acquisition, Century Bank operated branch offices in Cartersville and Rockmart, Georgia and provided a full range of banking services. Including the effects of the purchase method of accounting adjustments, the Company acquired $334,622 in assets, including $127,871 in loans, and $308,747 in deposits. The merger expanded and strengthened the Company’s footprint in the Georgia market.

The fair value of consideration paid exceeded the net assets acquired and resulted in goodwill of $16,313. The Company performs a quarterly and annual impairment test on goodwill and no impairment was recorded as of December 31, 2024.

The acquired assets and assumed liabilities as of July 31, 2024, as well as the adjustments to record the assets and liabilities at fair value, are presented in the following table:

		Fair Value	As Recorded by
	Acquired	Adjustments	the Company

Cash and cash equivalents	$66,605	$-	$66,605
Securities available for sale - sold day 1	104,724	-	104,724
Securities available for sale	2,750	(286)	2,464
Restricted equity securities	734	-	734
Time deposits held as investments	10,897	(90)	10,807
Loans	132,618	(4,747)	127,871
Less allowance for credit losses	(1,619)	1,619	-
Core deposit intangible	-	8,896	8,896
Premises and equipment, net	3,903	1,610	5,513
Other assets	9,203	(2,195)	7,008
Total assets acquired	$329,815	$4,807	$334,622

Deposits	308,535	212	308,747
Subordinated notes	5,000	(307)	4,693
Accrued expenses and other liabilities	2,871	-	2,871
Total liabilities assumed	$316,406	$(95)	$316,311
Net assets acquired			18,311
Cash			3,150
Common stock issued (961,920 shares)			31,474
Total consideration paid			34,624
Goodwill			$16,313

The following is a description of the methods used to determine the fair values of significant assets and liabilities presented in the acquisition above.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 2. ACQUISITION ACTIVITY

Cash and Cash Equivalents: The carrying amounts of cash and due from banks, interest-bearing deposits in banks, and federal funds sold make up cash and cash equivalents. The carrying amount of these short-term instruments approximate fair value.

Securities Available for Sale: Securities available for sale were acquired with an adjustment to fair value based upon pricing models and discounted cash flows that consider standard input factors such as observable market data, benchmark yields, interest rate volatilities, broker/dealer quotes, and credit spreads.

Restricted Equity Securities: The carrying amount of restricted equity securities with no readily determinable fair value approximates fair value based on the redemption provisions of the issuers, which is cost.

Time Deposits Held as Investments: Fair values for fixed rate certificates of deposit are estimated using a discounted cash flow calculation that applies market interest rates on comparable instruments to a schedule of aggregated expected monthly maturities on time deposits.

Loans: The carrying amount of variable-rate loans that reprice frequently and have no significant change in credit risk approximates fair value. The fair values of fixed rate loans is estimated based on discounted contractual cash flows using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality. Loans were acquired with an adjustment to fair value based upon these factors.

Core Deposit Intangible: The core deposit intangible represents the value of the relationship that the acquired bank had with its deposit customers. The fair value of this asset was estimated based on a discounted cash flow methodology that gave consideration to expected customer attrition rates, cost of the deposit base and the net maintenance cost attributable to customer deposits.

Premises and Equipment: Premises and equipment were acquired with an adjustment to fair value, which represents the difference between the Company’s current analysis of property and equipment values completed in connection with the acquisition and book value acquired.

Other Assets: The carrying value of other assets approximate fair value.

Deposits: The fair values disclosed for transaction deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). Fair values for fixed rate certificates of deposit are estimated using a discounted cash flow calculation that applies market interest rates on comparable instruments to a schedule of aggregated expected monthly maturities on time deposits.

Subordinated Notes: Subordinated notes were acquired with an adjustment to fair value based on a discounted cash flow calculation using the estimated market interest rate of similar instruments.

Accrued Interest and Other Liabilities: The carrying amounts of accrued interest and other liabilities approximate fair value.

The following table presents pro-forma financial information as if the acquisition of CBB Bancorp had occurred on January 1, 2023. The results of operations of CBB Bancorp and Century Bank were included in the Company’s results beginning on August 1, 2024. The pro-forma financial information is not necessarily indicative of the results of operations had the acquisition been effective as of January 1, 2023. No assumptions have been applied to the pro-forma results of operations regarding revenue enhancements, expense efficiencies or asset dispositions. The pro-forma financials below excludes merger-related third party expenses, the accretion of fair value marks on securities available for sale, time deposits held as investments, acquired loans, deposits, as well as the amortization of fair value marks on core deposit intangible and subordinated notes.

	For the Years Ended
	2024	2023

Net interest income	$96,747	$89,929
Net income	38,733	36,458

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 3. EARNINGS PER SHARE

Basic earnings per share is calculated by dividing net income available to common shareholders by the weighted average number of common shares outstanding. Diluted earnings per share reflect additional potential common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company relate to outstanding stock options issued and the vesting of restricted stock units, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company relate to outstanding stock options and restricted stock units.

	For the Years Ended
	2024	2023
Basic Earnings Per Share:
Net Income	$34,868	$31,952
Weighted average common shares outstanding	9,357,336	8,809,590
Basic earnings per share	$3.72	$3.63
Diluted Earnings Per Share:
Net income allocated to common shareholders	$34,849	$31,938
Weighted average common shares outstanding	9,357,336	8,809,590
Net dilutive effect of:
Assumed exercises of stock options and vesting of restricted stock units	146,658	228,564
Average shares and dilutive potential common shares	9,503,994	9,038,154
Dilutive earnings per share	$3.67	$3.53

NOTE 4. SECURITIES

The amortized cost and fair value of securities at December 31, 2024 and December 31, 2023 are summarized as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2024
Securities Available for Sale
U.S. Treasury securities	$9,678	$-	$(869)	$8,809
U.S. Government Sponsored Enterprises (GSEs)	2,029	7	(206)	1,830
State and municipal securities	46,353	23	(4,613)	41,763
Corporate debt securities	15,024	13	(910)	14,127
Asset based securities	14,663	176	(347)	14,492
Mortgage-backed GSE residential/multifamily and non-GSE	119,848	234	(4,233)	115,849
Total securities available for sale	$207,595	$453	$(11,178)	$196,870

Securities Held to Maturity
State and municipal securities	19,611	-	(3,579)	16,032
Total securities held to maturity	$19,611	$-	$(3,579)	$16,032
Total securities	$227,206	$453	$(14,757)	$212,902

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 4. SECURITIES (Continued)

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2023
Securities Available for Sale
U.S. Treasury securities	$9,721	$-	$(949)	$8,772
U.S. Government Sponsored Enterprises (GSEs)	2,446	37	(215)	2,268
State and municipal securities	45,220	21	(4,172)	41,069
Corporate debt securities	12,517	-	(1,258)	11,259
Asset based securities	19,112	54	(479)	18,687
Mortgage-backed GSE residential/multifamily and non-GSE	101,306	164	(4,525)	96,945
Total securities available for sale	$190,322	$276	$(11,598)	$179,000

Securities Held to Maturity
State and municipal securities	19,632	-	(3,399)	16,233
Total securities held to maturity	$19,632	$-	$(3,399)	$16,233
Total securities	$209,954	$276	$(14,997)	$195,233

Securities with a carrying value of $19,529 and $27,477 at December 31, 2024 and 2023, respectively, were pledged to secure public deposits and for other purposes as required or permitted by law.

The amortized cost and fair value of securities available for sale and securities held to maturity as of December 31, 2024 and 2023 by contractual maturity are shown below. Actual maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid with or without penalty. Therefore, these securities are not included by maturity in the following summary:

	December 31,
	2024		2023
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Available for Sale
Due in less than one year	$2,427	$2,421	$482	$476
Due from one year to five years	12,824	11,976	11,671	10,855
Due after five to ten years	21,417	19,567	22,537	20,439
Due after ten years	51,079	47,057	54,326	50,285
Mortgage-backed securities	119,848	115,849	101,306	96,945
Total securities available for sale	$207,595	$196,870	$190,322	$179,000

Securities Held to Maturity
Due in less than one year	$-	$-	$-	$-
Due from one year to five years	-	-	-	-
Due after five to ten years	16,801	13,740	7,743	6,483
Due after ten years	2,810	2,292	11,889	9,750
Mortgage-backed securities	-	-	-	-
Total securities held to maturity	$19,611	$16,032	$19,632	$16,233
Total securities	$227,206	$212,902	$209,954	$195,233

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 4. SECURITIES (Continued)

Gains and losses on sales and change in value of securities available for sale and other equity securities held at fair value for the years ended December 31, 2024 and 2023 consist of the following:

	Years Ended December 31,
	2024	2023
Gross gains	$175	$792
Gross losses	(67)	(237)
Net realized gain (loss)	$108	$555

Restricted equity securities as of December 31, 2024 and 2023 consist of the following:

	December 31,
	2024	2023
Federal Home Loan Bank stock	$3,023	$4,759
First National Banker’s Bankshares, Inc. stock	1,168	675
Pacific Coast Banker’s Bank stock	250	250
Total restricted equity securities	$4,441	$5,684

The following table shows the gross unrealized losses and fair value of securities, aggregated by category and length of time that securities have been in a continuous unrealized loss position at December 31, 2024 and 2023.

	Less Than Twelve Months		Over Twelve Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Total Unrealized Losses
December 31, 2024
Securities Available for Sale
U.S. Treasury securities	$-	$-	$(869)	$8,809	$(869)
U.S. Government Sponsored Enterprises (GSEs)	-	-	(206)	1,238	(206)
State and municipal securities	(24)	2,032	(4,589)	39,225	(4,613)
Corporate debt securities	-	-	(910)	12,108	(910)
Asset based securities	(1)	507	(346)	3,782	(347)
Mortgage-backed GSE residential/multifamily and non-GSE	(1,205)	38,701	(3,028)	37,891	(4,233)
Total securities available for sale	$(1,230)	$41,240	$(9,948)	$103,053	$(11,178)

Securities Held to Maturity
State and municipal securities	-	-	(3,579)	16,032	(3,579)
Total securities held to maturity	$-	$-	$(3,579)	$16,032	$(3,579)
Total securities	$(1,230)	$41,240	$(13,527)	$119,085	$(14,757)

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 4. SECURITIES (Continued)

	Less Than Twelve Months		Over Twelve Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Total Unrealized Losses
December 31, 2023
Securities Available for Sale
U.S. Treasury securities	$-	$-	$(949)	$8,772	$(949)
U.S. Government Sponsored Enterprises (GSEs)	-	-	(215)	1,451	(215)
State and municipal securities	-	-	(4,172)	40,663	(4,172)
Corporate debt securities	-	-	(1,258)	11,259	(1,258)
Asset based securities	(11)	1,102	(468)	6,904	(479)
Mortgage-backed GSE residential/multifamily and non-GSE	(268)	24,708	(4,257)	56,083	(4,525)
Total securities available for sale	$(279)	$25,810	$(11,319)	$125,132	$(11,598)

Securities Held to Maturity
State and municipal securities	-	-	(3,399)	16,233	(3,399)
Total securities held to maturity	$-	$-	$(3,399)	$16,233	$(3,399)
Total securities	$(279)	$25,810	$(14,718)	$141,365	$(14,997)

The unrealized losses on 233 securities at December 31, 2024 were caused by interest rate changes. Because the Company does not intend to sell the securities and it is not more likely than not that the Company will be required to sell the securities before recovery of the amortized cost bases, at maturity, the Company does not consider these securities to be credit impaired at December 31, 2024.

At December 31, 2024, no allowance for credit losses has been recognized on available for sale debt securities in an unrealized loss position as the Company does not believe any of the debt securities are credit impaired. This is based on the Company’s analysis of the risk characteristics, including credit ratings, and other qualitative factors related to available for sale debt securities. The issuers of these debt securities continue to make timely principal and interest payments under the contractual terms of the securities. The Company does not intend to sell these debt securities and it is more likely than not that the Company will not be required to sell the debt securities before recovery of their amortized cost, which may be at maturity. The unrealized losses are due to increases in market interest rates over the yields available at the time the debt securities were purchased. Management measures expected credit losses on held to maturity securities on a collective basis by major security type with each type sharing similar risk characteristics and considers historical credit loss information that is adjusted for current conditions and reasonable and supportable forecasts. With regard to securities issued by states and political subdivisions, management considers (i) issuer bond ratings, (ii) historical loss rates for given bond ratings, (iii) whether issuers continue to make timely principal and interest payments under the contractual terms of the securities, and (iv) internal forecasts. Historical loss rates associated with securities having similar grades as those in our portfolio have generally not been significant. Furthermore, as of December 31, 2024, there were no past due principal or interest payments associated with these securities. Based upon (i) the issuer’s strong bond ratings and (ii) a zero historical loss rate, no allowance for credit losses has been recorded for held to maturity state and municipal securities as such amount is not material at December 31, 2024. All debt securities in an unrealized loss position as of December 31, 2024 continue to perform as scheduled and the Company does not believe there is a possible credit loss or that an allowance for credit loss on these debt securities is necessary.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 5. LOANS

Portfolio Segments and Classes

The composition of loans, excluding loans held for sale, is summarized as follows:

	December 31,
	2024		2023
	Amount	% of Total	Amount	% of Total
Real estate mortgages:
Construction and development	$238,603	10.7%	$242,960	12.9%
Residential	315,083	14.1%	224,603	11.9%
Commercial	1,350,091	60.4%	1,144,867	60.5%
Commercial and industrial	317,887	14.3%	269,961	14.3%
Consumer and other	11,580	0.5%	8,286	0.4%
Gross Loans	2,233,244	100.0%	1,890,677	100.0%
Deferred loan fees	(6,675)		(6,169)
Allowance for credit losses	(28,338)		(24,378)
Loans, net	$2,198,231		$1,860,130

For purposes of the disclosures required pursuant to ASC 310, the loan portfolio was disaggregated into segments and then further disaggregated into classes for certain disclosures. A portfolio segment is defined as the level at which an entity develops and documents a systematic method for determining its allowance for credit losses. There are three loan portfolio segments that include real estate, commercial and industrial, and consumer and other. A class is generally determined based on the initial measurement attribute, risk characteristic of the loan, and an entity’s method for monitoring and assessing credit risk. Commercial and industrial is a separate commercial loan class. Classes within the real estate portfolio segment include construction and development, residential mortgages, and commercial mortgages. Consumer loans and other are a class in itself.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 5. LOANS (Continued)

Portfolio Segments and Classes (Continued)

The following describe risk characteristics relevant to each of the portfolio segments and classes:

Real estate - As discussed below, the Company offers various types of real estate loan products. All loans within this portfolio segment are particularly sensitive to the valuation of real estate:

•	Loans for real estate construction and development are repaid through cash flow related to the operations, sale or refinance of the underlying property. This portfolio class includes extensions of credit to real estate developers or investors where repayment is dependent on the sale of the real estate or income generated from the real estate collateral.

•	Residential mortgages include 1-4 family first mortgage loans which are repaid by various means such as a borrower’s income, sale of the property, or rental income derived from the property. Also included in residential mortgages are real estate loans secured by farmland, second liens, or open end real estate loans, such as home equity lines. These loans are typically repaid in the same means as 1-4 family first mortgages.

•	Commercial real estate mortgage loans include both owner-occupied commercial real estate loans and other commercial real estate loans such as commercial loans secured by income producing properties. Owner-occupied commercial real estate loans made to operating businesses are long-term financing of land and buildings and are repaid by cash flows generated from business operations. Real estate loans for income-producing properties such as apartment buildings, hotels, office and industrial buildings, and retail shopping centers are repaid by cash flows from rent income derived from the properties.

Commercial and industrial - The commercial loan portfolio segment includes commercial and industrial loans. These loans include those loans to commercial customers for use in normal business operations to finance working capital needs, equipment purchases, leases, or expansion projects. Loans are repaid by business cash flows. Collection risk in this portfolio is driven by the creditworthiness of the underlying borrower, particularly cash flows from the borrowers’ business operations.

Consumer and other - The consumer loan portfolio segment includes direct consumer installment loans, overdrafts and other revolving credit loans. Loans in this portfolio are sensitive to unemployment and other key consumer economic measures which affects borrowers’ incomes and cash for repayment.

Credit Risk Management

The Chief Credit Officer, Officers Loan Committee and Directors Loan Committee are each involved in the credit risk management process and assess the accuracy of risk ratings, the quality of the portfolio and the estimation of inherent credit losses in the loan portfolio. This comprehensive process also assists in the prompt identification of problem credits. The Company has taken a number of measures to manage the portfolios and reduce risk, particularly in the more problematic portfolios.

The Company employs a credit risk management process with defined policies, accountability and routine reporting to manage credit risk in the loan portfolio segments. Credit risk management is guided by a comprehensive Loan Policy that provides for a consistent and prudent approach to underwriting and approvals of credits. Within the Board approved Loan Policy, procedures exist that elevate the approval requirements as credits become larger and more complex. All loans are individually underwritten, risk-rated, approved, and monitored.

Responsibility and accountability for adherence to underwriting policies and accurate risk ratings lies in each portfolio segment. For the consumer portfolio segment, the risk management process focuses on managing customers who become delinquent in their payments. For the commercial and real estate portfolio segments, the risk management process focuses on underwriting new business and, on an ongoing basis, monitoring the credit of the portfolios. To ensure problem credits are identified on a timely basis, several specific portfolio reviews occur each year to assess the larger adversely rated credits for proper risk rating and accrual status.

Credit quality and trends in the loan portfolio segments are measured and monitored regularly. Detailed reports, by product, collateral, accrual status, etc., are reviewed by the Chief Credit Officer and reported to the Board of Directors.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 5. LOANS (Continued)

Credit Risk Management (Continued)

A description of the general characteristics of the risk categories used by the Company is as follows:

•	Pass - A pass loan is a strong credit with no existing or known potential weaknesses deserving of management’s close attention.

•	Special Mention - A loan that has potential weaknesses that deserve management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or in the institution's credit position at some future date. These loans are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification.

•	Substandard - Substandard loans are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

•	Doubtful - Loans classified Doubtful have all the weaknesses inherent in those classified Substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently known facts, conditions, and values, highly questionable and improbable.

•	Loss - Loans classified Loss are considered uncollectible and of such little value that their continuance as bankable assets is not warranted. This classification does not mean that the loan has absolutely no recovery or salvage value but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be effected in the future.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 5. LOANS (Continued)

Credit Risk Management (Continued)

The following table summarizes the risk category of the Company’s loan portfolio based upon the most recent analysis on the year of origination as of December 31, 2024:

	2024	2023	2022	2021	2020	Prior	Revolving Loans	Total
Real Estate Mortgages:
Construction and development
Pass	$77,290	$35,395	$91,896	$16,615	$1,584	$5,892	$5,082	$233,754
Special Mention	-	-	-	-	-	4,289	-	4,289
Substandard	145	-	415	-	-	-	-	560
Doubtful	-	-	-	-	-	-	-	-
Total	77,435	35,395	92,311	16,615	1,584	10,181	5,082	238,603
YTD gross charge offs	-	-	-	-	-	-	-	-

Residential
Pass	60,216	63,257	63,590	21,866	44,848	20,451	40,346	314,574
Special Mention	-	-	-	-	-	-	-	-
Substandard	50	-	100	-	-	309	50	509
Doubtful	-	-	-	-	-	-	-	-
Total	60,266	63,257	63,690	21,866	44,848	20,760	40,396	315,083
YTD gross charge offs	-	-	-	-	-	11	-	11

Commercial
Pass	173,094	241,486	375,924	250,065	83,154	188,412	14,796	1,326,931
Special Mention	660	-	1,461	5,463	-	11,954	240	19,778
Substandard	-	664	437	325	479	1,477	-	3,382
Doubtful	-	-	-	-	-	-	-	-
Total	173,754	242,150	377,822	255,853	83,633	201,843	15,036	1,350,091
YTD gross charge offs	-	-	119	38	-	-	-	157

Commercial and industrial
Pass	63,387	70,165	37,732	16,052	15,064	5,732	102,167	310,299
Special Mention	987	56	-	-	-	314	2,827	4,184
Substandard	1	2,837	74	-	-	492	-	3,404
Doubtful	-	-	-	-	-	-	-	-
Total	64,375	73,058	37,806	16,052	15,064	6,538	104,994	317,887
YTD gross charge offs	-	-	1,210	-	-	-	-	1,210

Consumer and other
Pass	3,713	1,777	772	403	22	1,135	3,754	11,576
Special Mention	-	-	-	-	-	-	-	-
Substandard	-	-	-	4	-	-	-	4
Doubtful	-	-	-	-	-	-	-	-
Total	3,713	1,777	772	407	22	1,135	3,754	11,580
YTD gross charge offs	10	15	-	-	-	-	-	25

Gross Loans
Pass	377,700	412,080	569,914	305,001	144,672	221,622	166,145	2,197,134
Special Mention	1,647	56	1,461	5,463	-	16,557	3,067	28,251
Substandard	196	3,501	1,026	329	479	2,278	50	7,859
Doubtful	-	-	-	-	-	-	-	-
Total	$379,543	$415,637	$572,401	$310,793	$145,151	$240,457	$169,262	$2,233,244
YTD gross charge offs	$10	$15	$1,329	$38	$-	$11	$-	$1,403

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 5. LOANS (Continued)

Credit Risk Management (Continued)

The following tables summarizes the risk category of the Company’s loan portfolio based upon the most recent analysis on the year of origination as of December 31, 2023:

	2023	2022	2021	2020	2019	Prior	Revolving Loans	Total
Real Estate Mortgages:
Construction and development
Pass	$48,141	$139,291	$39,679	$1,721	$1,969	$5,214	$2,516	$238,531
Special Mention	-	-	-	-	-	4,429	-	4,429
Substandard	-	-	-	-	-	-	-	-
Doubtful	-	-	-	-	-	-	-	-
Total	48,141	139,291	39,679	1,721	1,969	9,643	2,516	242,960
YTD gross charge offs	-	-	-	-	-	-	3	3

Residential
Pass	51,135	54,610	23,808	42,071	6,496	12,883	33,132	224,135
Special Mention	81	-	-	-	-	-	-	81
Substandard	-	118	-	-	153	62	54	387
Doubtful	-	-	-	-	-	-	-	-
Total	51,216	54,728	23,808	42,071	6,649	12,945	33,186	224,603
YTD gross charge offs	-	-	-	-	-	-	-	-

Commercial
Pass	232,834	328,006	256,007	99,067	63,906	125,007	14,685	1,119,512
Special Mention	-	350	2,840	2,623	414	4,490	-	10,717
Substandard	660	432	7,811	-	-	5,735	-	14,638
Doubtful	-	-	-	-	-	-	-	-
Total	233,494	328,788	266,658	101,690	64,320	135,232	14,685	1,144,867
YTD gross charge offs	-	-	-	-	-	-	-	-

Commercial and industrial
Pass	68,482	51,368	20,626	21,390	4,758	7,257	88,074	261,955
Special Mention	126	-	-	2,711	172	-	1,873	4,882
Substandard	-	1,210	20	-	219	-	1,675	3,124
Doubtful	-	-	-	-	-	-	-	-
Total	68,608	52,578	20,646	24,101	5,149	7,257	91,622	269,961
YTD gross charge offs	424	51	167	44	-	-	-	686

Consumer and other
Pass	2,291	1,111	292	149	316	1,275	2,852	8,286
Special Mention	-	-	-	-	-	-	-	-
Substandard	-	-	-	-	-	-	-	-
Doubtful	-	-	-	-	-	-	-	-
Total	2,291	1,111	292	149	316	1,275	2,852	8,286
YTD gross charge offs	-	6	2	-	-	-	-	8

Gross Loans
Pass	402,883	574,386	340,412	164,398	77,445	151,636	141,259	1,852,419
Special Mention	207	350	2,840	5,334	586	8,919	1,873	20,109
Substandard	660	1,760	7,831	-	372	5,797	1,729	18,149
Doubtful	-	-	-	-	-	-	-	-
Total	$403,750	$576,496	$351,083	$169,732	$78,403	$166,352	$144,861	$1,890,677
YTD gross charge offs	$424	$57	$169	$44	$-	$-	$3	$697

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 5. LOANS (Continued)

Collateral Dependent Loans

The Company classifies a loan as collateral dependent when the borrower is experiencing financial difficulty, and expected repayment is to be provided substantially through the operation or sale of collateral. The following tables summarize collateral dependent loans, which are individually evaluated to determine expected credit losses, as of December 31, 2024 and 2023:

	Real Estate	Other	Total	ACL
As of December 31, 2024
Real estate mortgages:
Construction and development	$696	$-	$696	$23
Residential	924	-	924	49
Commercial	9,672	-	9,672	557
Commercial and industrial	-	3,411	3,411	205
Consumer and other	-	11	11	-
Total	$11,292	$3,422	$14,714	$834

	Real Estate	Other	Total	ACL
As of December 31, 2023
Real estate mortgages:
Construction and development	$210	$-	$210	$31
Residential	980	-	980	72
Commercial	15,514	-	15,514	162
Commercial and industrial	-	3,131	3,131	1,100
Consumer and other	-	11	11	1
Total	$16,704	$3,142	$19,846	$1,366

Past Due Loans

A loan is considered past due if any required principal and interest payments have not been received as of the date such payments were required to be made under the terms of the loan agreement. Generally, management places a loan on nonaccrual when there is a clear indication that the borrower’s cash flow may not be sufficient to meet payments as they become due, which is generally when a loan is 90 days past due. The following tables present the aging of the recorded investment in loans and leases as of December 31, 2024 and 2023:

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 5. LOANS (Continued)

		Past Due Status (Accruing Loans)
	Current	30-59 Days	60-89 Days	90+ Days	Total Past Due	Nonaccrual with ACL	Nonaccrual without ACL	Total
As of December 31, 2024
Real estate mortgages:
Construction and development	$237,390	$636	$162	$-	$798	$-	$415	$238,603
Residential	313,660	818	46	-	864	21	538	315,083
Commercial	1,340,990	5,239	1,667	98	7,004	1,772	325	1,350,091
Commercial and industrial	313,454	1,070	-	-	1,070	570	2,793	317,887
Consumer and other	11,569	10	-	1	11	-	-	11,580
Total	$2,217,063	$7,773	$1,875	$99	$9,747	$2,363	$4,071	$2,233,244

As of December 31, 2023
Real estate mortgages:
Construction and development	$242,315	$591	$54	$-	$645	$-	$-	$242,960
Residential	223,195	1,106	-	51	1,157	23	228	224,603
Commercial	1,140,587	3,245	160	109	3,514	324	442	1,144,867
Commercial and industrial	269,598	265	98	-	363	-	-	269,961
Consumer and other	8,259	17	10	-	27	-	-	8,286
Total	$1,883,954	$5,224	$322	$160	$5,706	$347	$670	$1,890,677

The Company recognized $414 and $62 of interest income on nonaccrual loans during the years ended December 31, 2024, and 2023, respectively.

Allowance for Credit Losses

The following tables detail activity in the allowance for credit losses by portfolio segment as of December 31, 2024 and 2023. As described in Note 1, the Company adopted ASU 2016-13 on January 1, 2023, which replaced the existing incurred loss methodology with an expected credit loss methodology (referred to as CECL). Under the incurred loss methodology, reserves for credit losses were recognized only when the losses were probable or had been incurred; under CECL, the Company is required to recognize the full amount of expected credit losses for the lifetime of the loan, based on historical experience, current conditions and reasonable and supportable forecasts. Allocation of a portion of the allowance to one category of loans does not preclude its availability to absorb losses in other categories.

We maintain an allowance for credit losses on unfunded loan commitments and letters of credit to provide for the risk of loss inherent in these arrangements. The allowance for credit losses is computed using a methodology similar to that used to determine the allowance for credit losses for loans, modified to take into account the probability of a drawdown on the commitment. The allowance for credit losses on unfunded loan commitments is classified as a liability account on the consolidated balance sheet within other liabilities, while corresponding provision for these credit losses is recorded as a component of other operating expense. The allowance for credit losses on unfunded commitments as the result of the adoption of ASC 326 was $1,285. At December 31, 2024, $1,405 in allowance for credit losses on unfunded commitments was included in other liabilities on the consolidated balance sheets.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 5. LOANS (Continued)

Allowance for Credit Losses (Continued)

	Real Estate	Commercial	Consumer	Total
Allowance for credit losses:
Balance at December 31, 2023	$19,826	$4,466	$86	$24,378
Provision for credit losses	4,169	744	44	4,957
Loans charged off	(168)	(1,210)	(25)	(1,403)
Recoveries of loans previously charged off	34	367	5	406
Ending balance at December 31, 2024	$23,861	$4,367	$110	$28,338

	Real Estate	Commercial	Consumer	Total
Allowance for credit losses:
Balance at December 31, 2022	$14,443	$5,642	$71	$20,156
Impact of adoption of ASC 326	(1,164)	(120)	(1)	(1,285)
Provision (credit) for credit losses	6,509	(424)	5	6,090
Loans charged off	(3)	(686)	(8)	(697)
Recoveries of loans previously charged off	41	54	19	114
Ending balance at December 31, 2023	$19,826	$4,466	$86	$24,378

Modifications to Borrowers Experiencing Financial Difficulty

On January 1, 2023, the Company adopted ASU 2022-02, “Financial Instruments - Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures.” This standard eliminated the previous accounting guidance for troubled debt restructurings and added additional disclosure requirements for gross charge offs by year of origination. It also prescribes guidance for reporting modifications of loans to borrowers experiencing financial difficulty.

From time to time, we may modify certain loans to borrowers who are experiencing financial difficulty. In some cases, these modifications may result in new loans. Loan modifications to borrowers experiencing financial difficulty may be in the form of a principal forgiveness, an interest rate reduction, a payment delay, a term extension, or a combination thereof, among other things.

The table below details the amortized cost basis at the end of the reporting period for loans made to borrowers experiencing financial difficulty that were modified during year ended December 31, 2024.

Year Ended December 31, 2024	Term Extension	Term Extension and Rate Adjustment	Total	Percentage of Total Loans
Real estate mortgages:
Construction and development	$-	$-	$-	-%
Residential	-	-	-	-%
Commercial	-	-	-	-%
Commercial and industrial	-	-	-	-%
Consumer and other	-	-	-	-%
Total	$-	$-	$-	-%

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 5. LOANS (Continued)

Modifications to Borrowers Experiencing Financial Difficulty (Continued)

The Company had no modified loans during the year ended December 31, 2024 that subsequently defaulted. For purposes of this disclosure, the term default is defined as the earlier of being placed on nonaccrual status or reaching 90 days past due and still accruing with respect to principle and/or interest payments. The Company has no unfunded commitments to borrowers experiencing financial difficulty for which the Company has modified their loans as of December 31, 2024.

The table below details the amortized cost basis at the end of the reporting period for loans made to borrowers experiencing financial difficulty that were modified during the year ended December 31, 2023.

Year Ended December 31, 2023	Term Extension	Term Extension and Rate Adjustment	Total	Percentage of Total Loans
Real estate mortgages:
Construction and development	89	117	$206	-%
Residential	-	-	-	-%
Commercial	-	-	-	-%
Commercial and industrial	-	-	-	-%
Consumer and other	-	-	-	-%
Total	$89	$117	$206	-%

The Company had no modified loans during the year ended December 31, 2023 that subsequently defaulted. For purposes of this disclosure, the term default is defined as the earlier of being placed on nonaccrual status or reaching 90 days past due and still accruing with respect to principle and/or interest payments. The Company has no unfunded commitments to borrowers experiencing financial difficulty for which the Company has modified their loans as of December 31, 2023.

Accretable Yield

The Company did not acquire any purchase credit deteriorated loans (PCD) as a result of the merger with Century Bank. Changes in the accretable yield, or income expected to be collected, on acquired non-PCD loans as of December 31, 2024 and 2023 were as follows:

	December 31, 2024	December 31, 2023
Balance, beginning of the year	$67	$131
Additions	4,747	-
Disposals	(79)	(16)
Accretion	(363)	(48)
Balance, beginning of the period	$4,372	$67

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 6. FORECLOSED ASSETS

A summary of foreclosed assets is presented as follows:

	December 31,
	2024	2023
Balance, beginning of year	$33	$2,930
Acquired through settlement of loans	-	43
Sales proceeds	(33)	(403)
Transfers to loans	-	(2,517)
Net loss on sales of foreclosed assets	-	(20)
Balance, end of year	$-	$33

The carrying amount of other real estate owned categorized as residential real estate at December 31, 2024 and 2023 was $0.

NOTE 7. PREMISES AND EQUIPMENT

Premises and equipment is summarized as follows:

	December 31,
	2024	2023
Land and land improvements	$10,444	$8,720
Building	26,872	23,120
Furniture and equipment	6,691	5,292
	44,007	37,132
Accumulated depreciation	(11,959)	(10,706)
Total premises and equipment	$32,048	$26,426

NOTE 8. LEASES

The Company leases certain office facilities under long-term operating lease agreements. The leases expire at various dates through 2029 and some include renewal options. Many of these leases require the payment of property taxes, insurance premiums, maintenance, utilities and other costs. In many cases, rentals are subject to increase in relation to a cost-of-living index. The Company accounts for lease and non-lease components together as a single lease component. The Company determines if an arrangement is a lease at inception. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option.

Rental expense included in the consolidated statements of income for the years ended December 31, 2024 and 2023 is $275 and $254, respectively.

The Company determines if an arrangement is a lease at inception of the contract and assesses the appropriate classification as operating or financing. Operating leases with terms greater than one year are included in other assets and other liabilities on the Company's consolidated balance sheets. Agreements with both lease and non-lease components are accounted for as a single lease component, with only the lease component capitalized. Operating right-of-use assets and lease liabilities are included on the balance sheet in other assets and other liabilities, respectively, and are recognized at the commencement date based on the present value of lease payments over the term using the interest rate implicit in the contract, when available, or the Company's incremental collateralized borrowing rate with similar terms.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 8. LEASES (CONTINUED)

The table below summarizes information related to the Company's operating leases as of and for the year ended December 31, 2024 and 2023 :

	December 31,
	2024		2023
Operating lease right-of-use assets	$911		$538
Operating lease liabilities	$922		$545
Weighted average remaining operating lease term	3.9	years	3.9	years
Weighted average operating lease discount rate	4.5%		4.5%

Future obligations over the primary and renewal option terms of the Company’s long-term operating leases as of December 31, 2024, were as follows:

2025	$279
2026	255
2027	253
2028	159
2029	61
Thereafter	-
Total Lease Payments	1,007
Less: Interest	(85)
Operating Lease Liability	$922

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 9 . DEPOSITS

Major classifications of deposits are as follows:

	December 31,
	2024	2023
Noninterest-bearing transaction	$575,357	$437,959
Interest-bearing transaction	1,128,959	946,347
Savings	52,472	35,412
Time deposits, $250,000 and under	512,717	500,406
Time deposits, over $250,000	141,792	98,065
Total	$2,411,297	$2,018,189

Brokered deposits totaled $150,014 at December 31, 2024 and $230,858 at December 31, 2023. The scheduled maturities of time deposits at December 31, 2024 are as follows:

2025	$607,846
2026	23,031
2027	9,695
2028	6,673
2029	7,237
Thereafter	27
Total	$654,509

At December 31, 2024 and 2023, overdrawn transaction accounts reclassified to loans totaled $639 and $174, respectively.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 10. BORROWINGS

Borrowings consist of the following:

	December 31,
	2024	2023
Short-term Federal Reserve Bank discount window advance with principal and interest due February 2024 at a fixed interest rate of 5.5%.	$-	$10,000

Short-term fixed rate Federal Home Loan Bank advances with interest and principal payments due at various maturity dates through 2024 and interest rates ranging from 3.60% to 5.57%.	-	58,000

Short-term fixed rate federal funds with principal and interest due January 2025 at a fixed interest rate of 4.9%.	10,000	-

Short-term fixed rate federal funds with principal and interest due January 2024 at a fixed interest rate of 8.0%.	-	10,000

Short-term Bank Term Funding Program from the Federal Reserve Bank advance with principal and interest due January 2025 at a fixed interest rate of 4.76%.	8,000	-

Short-term Bank Term Funding Program from the Federal Reserve Bank advance with principal and interest due December 2024 at a fixed interest rate of 4.97%.	-	7,000

Short-term fixed rate Federal Home Loan Bank advances with interest and principal payments due at various maturity dates through 2025 and interest rates ranging from 5.13% to 5.51%.	22,000	12,000

Short-term variable $25,000 line of credit with interest due quarterly at the WSJ Prime Rate, maturity August 2026.	(21)	(6)

Subordinated notes with interest due quarterly at an initial fixed rate of 3.5% until December 22, 2026, then will reset quarterly to a Three-Month Term Secured Overnight Financing Rate plus 242 basis points through maturity on December 22, 2031.	4,677	-

Subordinated notes with interest due quarterly at an initial fixed rate of 3.5% until February 7, 2027, then will reset quarterly to a Three-Month Term Secured Overnight Financing Rate plus 205 basis points through maturity on February 7, 2032.	47,040	47,318

Subordinated notes with interest due quarterly at an initial fixed rate of 7.0% until October 26, 2027, then will reset quarterly to a Three-Month Term Secured Overnight Financing Rate plus 306 basis points through maturity on October 26, 2032.	39,528	39,361
	$131,224	$183,673

Contractual maturities of other borrowings as of December 31, 2024 are as follows:

2025	$40,000
2026	(21)
2027	-
2028	-
2029	-
Thereafter	91,245
Total	$131,224

The short-term variable $25,000 line of credit from First Horizon Bank is collateralized by 100% of the capital stock of the Bank.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 10. BORROWINGS (Continued)

Advances from the Federal Home Loan Bank of Atlanta are secured by a blanket floating lien on qualifying commercial mortgages of $157,666, residential mortgages of $50,205, and on qualifying home equity lines of credit of $7,298. At December 31, 2024 and 2023, the Company had borrowing capacity from the FHLB of $148,794 and $162,676, respectively. The Company had $22,000 and $70,000 outstanding as of December 31, 2024 and 2023, respectively.

At December 31, 2024, the Company has accommodations which allow the purchase of federal funds from several correspondent banks on an overnight basis at prevailing overnight market rates. These accommodations are subject to various restrictions as to their term and availability, and in most cases, must be repaid in less than a month. Under these arrangements, the Company had $92,200 and $89,200 available as of December 31, 2024 and 2023, respectively. The Company had $10,000 outstanding as of December 31, 2024 and 2023.

The Company has the ability to borrow funds from the Federal Reserve Bank utilizing the discount window, as an instrument that allows institutions to borrow money on a short-term basis to meet temporary liquidity shortages. The Company had borrowing capacity under this arrangement of $272,912 and $295,676 as of December 31, 2024 and 2023, respectively, and had $0 and $10,000 outstanding as of December 31, 2024 and 2023, respectively. There was $272,912 and $285,676 available as of December 31, 2024 and 2023, respectively.

On March 12, 2023, the Federal Reserve Bank, Department of Treasury and the FDIC issued a joint statement outlining actions taken to protect the U.S. economy by strengthening public confidence in the banking system as a result of and in response to recently announced bank closures. Among other actions, the Federal Reserve Board announced that it would make available additional funding to eligible depository institutions through the creation of a new BTFP. The BTFP provides eligible depository institutions an additional source of liquidity. Borrowings are funded based on a percentage of the principal of eligible collateral posted, as defined within the terms of the program. Interest is payable at a fixed rate over the term of the borrowing and there are no prepayment penalties. On March 11, 2024, BTFP ended and ceased providing new loans, and, as a result, the Company has no more borrowing capacity or availability to borrow, but had $8,000 and $7,000 outstanding as of December 31, 2024 and 2023, respectively.

Subordinated Notes

On February 7, 2022, the Company issued $48,000 of Fixed-to-Floating Rate Subordinated Notes due February 2032 (the “Notes”). The Notes bear interest at 3.5% per annum, payable quarterly in arrears. From and including February 7, 2027, to but excluding the maturity date or early redemption date, the interest rate will reset quarterly to a Three-Month Term Secured Overnight Financing Rate plus 205 basis points, payable quarterly in arrears. The Company will be entitled to redeem the Notes, in whole or in part, on any interest payment on or after February 7, 2027, and to redeem the Notes in whole upon certain other events. On September 19, 2024, the Company redeemed $500 of the Notes held by Century Bank in connection with the acquisition, resulting in a principal amount $47,500 at December 31, 2024. Issuance costs related to the Notes totaled $1,093 and have been netted against the subordinated notes liability on the balance sheet. At December 31, 2024, the remaining balance of the debt issuance cost was $460. The debt issuance costs are being amortized using the straight line method over sixty months and are recorded as a component of interest expense.

On October 26, 2022, the Company issued $40,000 of Fixed-to-Floating Rate Subordinated Notes due October 2032 (the “2032 Notes”). The 2032 Notes bear interest at 7.0% per annum, payable quarterly in arrears. From and including October 26, 2027, to but excluding the maturity date or early redemption date, the interest rate will reset quarterly to a Three-Month Term Secured Overnight Financing Rate plus 306 basis points, payable quarterly in arrears. The Company will be entitled to redeem the 2032 Notes, in whole or in part, on any interest payment on or after October 26, 2027, and to redeem the 2032 Notes in whole upon certain other events. Issuance costs related to the 2032 Notes totaled $832 and have been netted against the subordinated notes liability on the balance sheet. At December 31, 2024, the remaining balance of the debt issuance cost was $472. The debt issuance costs are being amortized using the straight line method over sixty months and are recorded as a component of interest expense.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 10. BORROWINGS (Continued)

Subordinated Notes (Continued)

On July 31, 2024, the Company assumed Fixed-to-Floating Rate Subordinated Notes due December 2031 from the acquisition of Century Bank (the “Century Notes”) in an aggregate principal amount, net of premium adjustments, of $4,703. The Century Notes will mature on December 22, 2031, and through December 22, 2026 will bear a fixed rate of interest of 3.50% per annum, payable quarterly in arrears. From and including December 22, 2026, to but excluding the maturity date or early redemption date, the interest will reset quarterly to a floating rate per annum equal to the then current Three-Month Term Secured Overnight Financing Rate plus 242 basis points, payable quarterly in arrears. Issuance costs related to the Century Notes totaled $172 and have been netted against the subordinated notes liability on the balance sheet. At December 31, 2024, the remaining balance of the debt issuance cost was $69. The debt issuance costs are being amortized using the straight line method over sixty months and are recorded as a component of interest expense.

NOTE 11. DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

Risk Management Objective of Using Derivatives

The Company is exposed to certain risk arising from both its business operations and economic conditions. The Company principally manages its exposures to a wide variety of business and operational risks through management of its core business activities. The Company manages economic risks, including interest rate, liquidity, and credit risk primarily by managing the amount, sources, and duration of its assets and liabilities and the use of derivative financial instruments. Specifically, the Company enters into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known and uncertain cash amounts, the value of which are determined by interest rates.

Non-designated Hedges

Derivatives not designated as hedges are not speculative and result from a service the Company provides to certain customers. The Company executes interest rate swaps with commercial banking customers to facilitate their respective risk management strategies. Those interest rate swaps are simultaneously hedged by offsetting derivatives that the Company executes with a third party, such that the Company minimizes its net risk exposure resulting from such transactions. As the interest rate derivatives associated with this program do not meet the strict hedge accounting requirements, changes in the fair value of both the customer derivatives and the offsetting derivatives are recognized directly in earnings.

Tabular Disclosure of Fair Values of Derivative Instruments on the Balance Sheet

The table below presents the fair value of the Company’s derivative financial instruments including the effects of offsetting as well as their classification on the consolidated balance sheets as of December 31, 2024 and 2023. As of December 31, 2024, the Company has posted cash collateral of $5,970. The amount of gain recognized in income on derivatives as a fair value adjustment and fee income, for the year ended December 31, 2024, were $25 and $2, respectively.

December 31, 2024				December 31, 2023
Derivatives not Designated as Hedging Instruments	Notional Amount	Balance Sheet Location	Fair Value	Derivatives not Designated as Hedging Instruments	Notional Amount	Balance Sheet Location	Fair Value
Interest Rate Products	$101,185	Other Assets	$6,444	Interest Rate Products	$104,180	Other Assets	$7,691
Interest Rate Products	101,185	Other Liabilities	(6,454)	Interest Rate Products	104,180	Other Liabilities	(7,726)

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 11. DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES (CONTINUED)

Credit-risk-related Contingent Features

Applicable for OTC derivatives with dealers

The Company has agreements with each of its derivative counterparties that contain a provision where if the Company defaults on any of its indebtedness, including default where repayment of the indebtedness has not been accelerated by the lender, then the Company could also be declared in default on its derivative obligations.

The Company has agreements with certain of its derivative counterparties that contain a provision where if the company fails to maintain its status as a well / adequate capitalized institution, then the Company could be required to post additional collateral.

As of December 31, 2024, the fair value of derivatives in a net liability position, which includes accrued interest but excludes any adjustment for nonperformance risk, related to these agreements was $6,582. If the Company had breached any of these provisions at December 31, 2024, it could have been required to settle its obligations under the agreements at their termination value of $6,582, less the required collateral of $5,970.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 12. EMPLOYEE AND DIRECTOR BENEFITS

Incentive Stock Compensation

The Company maintains the 2017 Incentive Stock Compensation Plan which allows for the grants to directors and employees of incentive and nonqualified stock options depending on the eligibility of the recipient. In addition, it allows for the grants of restricted stock and restricted stock units. The grants, including the terms of the award, are determined by the Compensation Committee, and approved by the Board of Directors. As of December 31, 2024, there are 395,968 equity units available to be granted.

Incentive Stock Options

Pertinent information related to the options is as follows:

	Number	Weighted Average Exercise Price
Year Ended December 31, 2024
Options outstanding, beginning of year	325,715	$17.65
Granted	32,572	26.78
Exercised	(107,428)	16.73
Forfeited	(7,418)	24.95
Options outstanding, end of year	243,441	$19.06
Weighted average remaining contractual life		5.17 years

Exercisable, end of year	188,908	$17.06

Year Ended December 31, 2023
Options outstanding, beginning of year	518,259	$15.72
Granted	27,839	29.73
Exercised	(180,141)	13.07
Forfeited	(40,242)	21.61
Options outstanding, end of year	325,715	$17.65
Weighted average remaining contractual life		5.32 years

Exercisable, end of year	269,045	$16.39

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 12. EMPLOYEE AND DIRECTOR BENEFITS (Continued)

Incentive Stock Options (Continued)

Exercisable options at December 31, 2024 were as follows:

Exercise Price	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
			(in years)	(dollars in thousands)
$10.00	20,000	$10.00	1.05	$466
14.00	7,500	14.00	2.28	145
14.00	4,500	14.00	2.62	87
14.00	5,000	14.00	2.96	97
14.50	30,000	14.50	3.05	564
14.50	5,000	14.50	3.91	94
16.00	33,073	16.00	4.10	572
20.10	32,488	20.10	5.05	429
20.10	14,312	20.10	5.10	189
18.34	2,000	18.34	5.96	30
20.03	15,499	20.03	6.10	206
20.61	13,108	20.61	7.09	166
30.23	6,043	30.23	8.11	19
23.61	190	23.61	8.26	2
22.53	195	22.53	8.79	2
	188,908	$17.07	4.24	$3,068

For the years ended December 31, 2024 and 2023, the Company recognized $416 and $353, respectively, in stock-based compensation expense related to stock option awards. As of December 31, 2024 and 2023, there is $557 and $484, respectively, of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the plan. The cost is expected to be recognized over a weighted average period of 1.54 years.

The fair value of each stock option award is estimated on the date of grant using a Black-Scholes-Merton valuation model that uses the assumptions noted in the following table. Expected volatilities are based on an average of traded community banks. The Company considers historical data and peer group data to estimate option exercise and employee termination within the valuation model; separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The expected term of options granted is based on the short-cut method and represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

The following weighted average assumptions were used in the calculations for 2024 and 2023 as follows:

	December 31,
	2024	2023
Dividend yield	1.35%	1.22%
Weighted average volatility	80.37%	76.02%
Expected life in years	6.56 years	6.57 years
Risk-free interest rate	4.26%	3.92%
Weighted average grant-date fair value	$17.75	$19.14

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 12. EMPLOYEE AND DIRECTOR BENEFITS (Continued)

Restricted Stock

The Company awarded 29,150 shares of restricted stock during 2024 and 23,534 in 2023. The restriction is based upon continuous service and the shares will vest equally over three to five years. Nonvested restricted stock consists of the following:

	Number	Weighted Average Grant Date Fair Value
Year Ended December 31, 2024
Nonvested, beginning of year	30,745	$24.47
Granted	29,150	26.68
Forfeited	(3,225)	25.75
Vested	(14,728)	23.26
Nonvested, end of year	41,942	$26.54

Year Ended December 31, 2023
Nonvested, beginning of year	39,295	$20.05
Granted	23,534	29.02
Forfeited	(7,135)	24.78
Vested	(24,949)	21.71
Nonvested, end of year	30,745	$24.47

As of December 31, 2024, there was $567 of unrecognized compensation cost related to nonvested restricted stock awards. Expense for restricted stock awards of $594 and $517 was recorded for the years ended December 31, 2024 and 2023, respectively.

Restricted Stock Units

On December 21, 2022, the Company amended the 2017 Incentive Stock Compensation Plan to allow for the grant of restricted stock units. The restriction is based upon continuous service until retirement. The units vested over three years and became fully vested on December 31, 2024. Nonvested restricted stock units consists of the following:

	Number	Weighted Average Grant Date Fair Value
Year Ended December 31, 2024
Nonvested, beginning of year	27,240	$28.52
Granted	-	-
Vested	(20,582)	28.52
Forfeited	(6,658)	28.52
Nonvested, end of year	-	$-

Year Ended December 31, 2023
Nonvested, beginning of year	71,429	$28.52
Granted	-	-
Vested	(31,478)	28.52
Forfeited	(12,711)	28.52
Nonvested, end of year	27,240	$28.52

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 12. EMPLOYEE AND DIRECTOR BENEFITS (Continued)

Restricted Stock Units (Continued)

As of December 31, 2024, there was $738 of unrecognized compensation cost related to nonvested restricted stock units. Expense for restricted stock units of $341 and $652 was recorded for the year ended December 31, 2024 and 2023, respectively.

Supplemental Executive Retirement Plan

The Company sponsors a supplemental executive retirement plan (SERP) providing for death and retirement benefits for certain executive officers. In connection with the SERP plan, the Company has purchased annuity contracts and bank owned life insurance from various insurance entities. The Company is the annuity owner throughout the term of the contract and as such, the annuity payments are paid directly to the Company. The Company in turn will make the benefit payments to the executives upon retirement over the executives’ life using the funds received from the annuity contracts. The Company will accrue the total obligation under the SERP over the executive’s future service period to the date full eligibility for the benefit is attained. The amounts to be accrued shall result in an accrued amount at the full eligibility date equal to the then present value of all of the future benefits expected to be paid.

The Company has recorded a liability as of December 31, 2024 and 2023, amounting to $7,227 and $5,095, respectively, for the present value of the future benefits to be paid under the SERP, which is recorded in other liabilities on the consolidated balance sheets. Expense related to the SERP totaled $1,317 and $821 for the years ended December 31, 2024 and 2023, respectively.

Bank Owned Life Insurance

Investments in bank owned life insurance programs are recorded at their respective cash surrender values. The cash surrender value and net interest earned on the related policies amounted to $39,431 and $945, respectively, as of and for the year ended December 31, 2024 and $29,884 and $698, respectively, as of and for the year ended December 31, 2023.

NOTE 13. INCOME TAXES

Income tax expense consists of the following:

	Years Ended December 31,
	2024	2023
Current	$11,567	$12,007
Deferred	(843)	(2,939)
Income tax expense	$10,724	$9,068

The Company’s income tax expense differs from the amounts computed by applying the federal income tax statutory rates to income before income taxes. A reconciliation of the differences as of December 31, 2024 and 2023 is as follows:

	Years Ended December 31,
	2024	2023
Income tax expense at federal statutory rate	$9,574	$8,614
State income tax	1,793	1,530
Tax exempt income	(13)	(80)
Investment tax credit	(675)	(675)
Other	45	(321)
Income tax expense	$10,724	$9,068

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 13. INCOME TAXES (Continued)

The components of deferred income taxes are as follows:

	December 31,
	2024	2023
Deferred income tax assets:
Funded credit loss reserves	$6,910	$6,371
Unfunded credit loss reserves	367	324
Deferred compensation	1,721	1,445
Intangible assets created from asset purchase	16	22
Loans purchased at a premium	366	18
Restricted stock	417	317
Deferred origination fees	1,744	1,612
Fair market adjustments	863	7
Employee retention credit	-	1,016
Unrealized loss on securities available for sale	2,788	2,944
Other	189	36
	15,381	14,112
Deferred income tax liabilities:
Loans purchased at a discount	80	90
Depreciation	767	174
Intangible assets created from stock purchase	2,337	235
Investment tax credit	250	230
Employee retention credit	7	-
Other	66	-
	3,507	729

Net deferred income tax asset	$11,874	$13,383

The Company and its subsidiary are subject to U.S. federal income tax, as well as income tax within the States of Alabama and Georgia. The Company is no longer subject to examination by taxing authorities for years before 2021.

The deferred income tax asset is recorded in other assets on the consolidated balance sheets.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 14. COMMITMENTS AND CONTINGENCIES

Loan Commitments

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Such commitments involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amount recognized in the balance sheets. The majority of all commitments to extend credit and standby letters of credit are variable rate instruments.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance sheet instruments. A summary of the Company’s commitments is as follows:

	December 31,
	2024	2023
Commitments to extend credit	$401,912	$501,935
Standby letters of credit	5,901	2,846
Total	$407,813	$504,781

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the customer. Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. Collateral held varies and is required in instances that the Company deems necessary.

The Company has not been required to perform on any standby letters of credit, and the Company has not incurred any losses on financial standby letters of credit for the years ended December 31, 2024 and 2023.

The allowance for credit losses on unfunded commitments as as follows:

	As of and For the Years Ended
	2024	2023
Allowance for credit losses on unfunded commitments at beginning of the period	$1,239	$-
Impact of adoption of ASC 326	-	1,285
Impact from acquisition	199	-
Credit for credit losses on unfunded commitments	(33)	(46)
Balance at the end of the period	$1,405	$1,239

Contingencies

In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material effect on the Company’s financial statements.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 15. CONCENTRATIONS OF CREDIT

The Company originates primarily commercial, commercial real estate, residential real estate, and consumer loans to customers in Alabama and Georgia. The ability of the majority of the Company’s customers to honor their contractual loan obligations is dependent on the economy in these areas.

Eighty-five percent of the Company’s loan portfolio is concentrated in real estate. A substantial portion of these loans are secured by real estate in the Company’s primary market area. In addition, a substantial portion of the other real estate owned is located in those same markets. Accordingly, the ultimate collectability of the loan portfolio and the recovery of the carrying amount of the other real estate owned are susceptible to changes in market conditions in the Company’s primary market area. The other concentrations of credit by type of loan are set forth in Note 5.

The Company, according to regulatory restrictions, may not generally extend credit to any single borrower or group of related borrowers on a secured basis in excess of 20% of capital, as defined, or approximately $70,354 or on an unsecured basis in excess of 10% of capital, as defined, or approximately $35,177.

NOTE 16. STOCKHOLDERS' EQUITY

As of December 31, 2024, the Company had 9,889,260 shares of common stock issued and outstanding and does not have any non-voting shares issued and outstanding.

As of December 31, 2023, the Company had 8,841,349 shares of common stock issued and outstanding and does not have any non-voting shares issued and outstanding.

NOTE 17. REGULATORY MATTERS

The Bank is subject to certain restrictions on the amount of dividends that may be declared without prior regulatory approval. At December 31, 2024, approximately $78,750 of retained earnings was available for dividend declaration without regulatory approval.

The Bank is also subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total capital, Tier 1 capital, and common equity Tier 1 capital to risk-weighted assets, and of Tier 1 capital to average assets. In addition, the Bank is subject to a capital conservation buffer that requires it to maintain common equity Tier 1 capital of 2.50% above minimum requirements for the common equity Tier 1 ratio, Tier 1 risk-based ratio and total risk-based ratio to avoid limitations on distributions and discretionary bonus payments. The capital conservation buffer is included in the minimum capital requirements in the following tables. Management believes, as of December 31, 2024 and 2023, that the Bank met all capital adequacy requirements to which it is subject.

As of December 31, 2024, the Company and the Bank believe they are each well capitalized on a consolidated basis for bank regulatory purposes as their respective capital ratios exceed minimum total, Tier 1 and CET1 risk-based capital ratios and Tier 1 leverage capital ratios as set forth in the following table. As a bank holding company with less than $3,000,000 in total consolidated assets, the Company is eligible to be treated as a “small bank holding company” under the Federal Reserve’s Small Bank Holding Company and Savings and Loan Holding Company Policy Statement. As a result, the Company’s capital adequacy is evaluated at the bank level and on a parent-only basis, and it is not subject to consolidated capital standards for regulatory purposes. The ratios set forth below as to the Company are for illustrative purposes in the event it was to become subject to consolidated capital standards for regulatory purposes. The column styled “Required for Capital Adequacy Purposes” includes the 2.50% capital conservation buffer.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 17. REGULATORY MATTERS (Continued)

The Bank is also subject to capital requirements under the FDIC’s prompt corrective action regime. As of December 31, 2024, the Bank was well capitalized under the regulatory framework for prompt corrective action.

Community Bank Leverage Ratio Framework

As part of the directive under the Economic Growth Act, in September 2019, the FDIC and other federal bank regulatory agencies approved the Community Bank Leverage Ratio (“CBLR”) framework. This optional framework became effective January 1, 2020, and is available to the Company and the Bank as an alternative to the Basel III risk-based capital framework. The CBLR framework provides for a simple measure of capital adequacy for certain community banking organizations. Specifically, depository institutions and depository institution holding companies that have less than $10,000,000 in total consolidated assets and meet other qualifying criteria, including a Tier 1 leverage ratio of greater than 9.00%, are considered qualifying community banking organizations and are eligible to opt into the CBLR framework, and replace the applicable Basel III risk-based capital requirements. As of December 31, 2024, the Company and the Bank qualify for the CBLR framework. Management does not intend to utilize the CBLR framework.

	Actual		Required for Capital Adequacy Purposes		Minimums To Be “Well Capitalized” Under Prompt Corrective Action
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2024

Tier 1 capital (to average assets)
Company	$245,711	8.67%	$113,353	4.00%	$-	-
Bank	$324,487	11.45%	$113,353	4.00%	$141,691	5.00%

CET 1 capital (to risk-weighted assets)
Company	$245,711	9.84%	$174,815	7.00%	$-	-
Bank	$324,487	12.99%	$174,815	7.00%	$162,328	6.50%

Tier 1 capital (to risk-weighted assets)
Company	$245,711	9.84%	$212,275	8.50%	$-	-
Bank	$324,487	12.99%	$212,275	8.50%	$199,788	8.00%

Total capital (to risk-weighted assets)
Company	$367,954	14.73%	$262,222	10.50%	$-	-
Bank	$354,230	14.18%	$262,222	10.50%	$249,735	10.00%

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 17. REGULATORY MATTERS (Continued)

Community Bank Leverage Ratio Framework (Continued)

	Actual		Required for Capital Adequacy Purposes		Minimums To Be “Well Capitalized” Under Prompt Corrective Action
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2023

Tier 1 capital (to average assets)
Company	$205,582	8.99%	$91,503	4.00%	$-	-
Bank	$274,850	12.01%	$91,503	4.00%	$114,379	5.00%

CET 1 capital (to risk-weighted assets)
Company	$205,582	9.20%	$156,378	7.00%	$-	-
Bank	$274,850	12.30%	$156,378	7.00%	$145,209	6.50%

Tier 1 capital (to risk-weighted assets)
Company	$205,582	9.20%	$189,888	8.50%	$-	-
Bank	$274,850	12.30%	$189,888	8.50%	$178,718	8.00%

Total capital (to risk-weighted assets)
Company	$319,199	14.29%	$234,568	10.50%	$-	-
Bank	$300,467	13.45%	$234,568	10.50%	$223,398	10.00%

NOTE 18. FAIR VALUE OF ASSETS AND LIABILITIES

Determination of Fair Value

The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with the Fair Value Measurements and Disclosures topic (FASB ASC 820), the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

The fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 18. FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

Fair Value Hierarchy

In accordance with this guidance, the Company groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 - Valuation is based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2 - Valuation is based on inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Level 3 - Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

Cash and Cash Equivalents: The carrying amounts of cash and due from banks, interest-bearing deposits in banks, and federal funds sold make up cash and cash equivalents. The carrying amount of these short-term instruments approximate fair value.

Securities and Other Equity Securities: Where quoted prices are available in an active market, management classifies the securities within Level 1 of the valuation hierarchy. Level 1 securities include highly liquid government bonds and exchange-traded equities.

If quoted market prices are not available, management estimates fair values using pricing models and discounted cash flows that consider standard input factors such as observable market data, benchmark yields, interest rate volatilities, broker/dealer quotes, and credit spreads. Examples of such instruments, which would generally be classified within Level 2 of the valuation hierarchy, include GSE obligations, and state and municipal securities. Mortgage-backed securities are included in Level 2 if observable inputs are available. In certain cases where there is limited activity or less transparency around inputs to the valuation, those securities would be classified in Level 3.

Restricted Equity Securities: The carrying amount of restricted equity securities with no readily determinable fair value approximates fair value based on the redemption provisions of the issuers which is cost.

Loans Held for Sale: The carrying amounts of loans held for sale approximates fair value.

Loans: The carrying amount of variable-rate loans that reprice frequently and have no significant change in credit risk approximates fair value. The fair values of fixed rate loans is estimated based on discounted contractual cash flows using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality.

Bank Owned Life Insurance: The carrying amount of bank owned life insurance approximates fair value.

Annuities: The carrying amounts of annuities approximate their fair values.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 18. FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

Fair Value Hierarchy (Continued)

Deposits: The fair values disclosed for transaction deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). Fair values for fixed rate certificates of deposit are estimated using a discounted cash flow calculation that applies market interest rates on comparable instruments to a schedule of aggregated expected monthly maturities on time deposits.

Other Borrowings: The fair value of fixed rate other borrowings is based on discounted contractual cash flows using interest rates currently being offered for borrowings of similar maturities. The fair values of the Company’s variable rate other borrowings approximate their carrying values.

FHLB Advances: The fair value of FHLB advances is based on discounted contractual cash flows using interest rates currently being offered for borrowings of similar maturities.

Subordinated Notes: The carrying amounts of the subordinated notes approximate fair value.

Accrued Interest: The carrying amounts of accrued interest approximate fair value

.

Trading Assets and Liabilities: The Company has derivative instruments in the form of interest rate swap agreements accounted for as trading assets and liabilities and carried at fair value. The fair value of these instruments is based on information obtained from a third party financial institution. The Company reflects these instruments within Level 2 of the valuation hierarchy.

Off-Balance Sheet Credit-Related Instruments: Fair values for off-balance sheet, credit-related financial instruments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 18. FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

Assets Measured at Fair Value on a Recurring Basis

The only assets and liabilities measured at fair value on a recurring basis are our securities available for sale and swaps. There were no transfers between levels during the period. Information related to the Company’s assets and liabilities measured at fair value on a recurring basis at December 31, 2024 and 2023 is as follows:

	Fair Value Measurements At Reporting Date Using:
	Fair Value	Quoted Prices In Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2024
U.S. Treasury securities	$8,809	$8,809	$-	$-
U.S. Government Sponsored Enterprises (GSEs)	1,830	-	1,830	-
State and municipal securities	41,763	-	41,763	-
Corporate debt securities	14,127	-	14,127	-
Asset based securities	14,492	-	14,492	-
Mortgage-backed GSE residential/multifamily and non-GSE	115,849	-	115,849	-
Other equity securities	3,697	3,697	-	-
Interest Rate Products - asset	6,444	-	6,444	-
Interest Rate Products - liabilities	(6,454)	-	(6,454)	-

December 31, 2023
U.S. Treasury securities	$8,772	$8,772	$-	$-
U.S. Government Sponsored Enterprises (GSEs)	2,268	-	2,268	-
State and municipal securities	41,069	-	41,069	-
Corporate debt securities	11,259	-	11,259	-
Asset based securities	18,687	-	18,687	-
Mortgage-backed GSE residential/multifamily and non-GSE	96,945	-	96,945	-
Other equity securities	3,649	3,649	-	-
Interest Rate Products - asset	7,691	-	7,691	-
Interest Rate Products - liabilities	(7,726)	-	(7,726)	-

Assets Measured at Fair Value on a Nonrecurring Basis

The Company may be required, from time to time, to measure certain assets at fair value on a nonrecurring basis in accordance with U.S. generally accepted accounting principles. These include assets that are measure at the lower of cost or market that were recognized at fair value below cost at the end of the period. Assets measured at fair value on a nonrecurring basis are included in the table below as of December 31, 2024 and 2023:

	Fair Value Measurements At Reporting Date Using:
	Fair Value	Quoted Prices In Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2024
Individually analyzed loans	$2,957	$-	$-	$2,957
Foreclosed assets	-	-	-	-
Totals	$2,957	$-	$-	$2,957

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 18. FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

Assets Measured at Fair Value on a Nonrecurring Basis (Continued)

	Fair Value	Quoted Prices In Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2023
Individually analyzed loans	$3,095	$-	$-	$3,095
Foreclosed assets	33	-	-	33
Totals	$3,128	$-	$-	$3,128

Individually Analyzed Loans

Loans considered individually analyzed under ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, are loans for which, based on current information and events, it is probable that the Company will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement. Individually analyzed loans can be measured based on the present value of expected payments using the loan’s original effective rate as the discount rate, the loan’s observable market price, or the fair value of the collateral less estimated selling costs if the loan is collateral dependent.

The fair value of individually analyzed loans are primarily measured based on the value of the collateral securing these loans. Impaired loans are typically classified within level 3 of the fair value hierarchy. Collateral may be real estate and/or business assets including equipment, inventory, and/or accounts receivable. The Company determines the value of the collateral based on independent appraisals performed by qualified licensed appraisers. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Appraised values are discounted for costs to sell and may be discounted further based on management’s historical knowledge, changes in market conditions from the date of the most recent appraisal, and/or management’s expertise and knowledge of the customer and the customer’s business. Such discounts by management are subjective and are typically significant unobservable inputs for determining fair value. Impaired loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly, based on the same factors discussed above.

Foreclosed Assets

Foreclosed assets, consisting of properties/assets obtained through foreclosure or in satisfaction of loans, are initially recorded at fair value less estimated costs to sell upon transfer of the loans to foreclosed assets. Subsequently, foreclosed assets are carried at the lower of carrying value or fair value less estimated costs to sell. Fair values are generally based on third party appraisals of the property/assets and are classified within Level 3 of the fair value hierarchy. The appraisals are sometimes further discounted based on management’s historical knowledge, and/or changes in market conditions from the date of the most recent appraisal, and/or management’s expertise and knowledge of the customer and the customer’s business. Such discounts are typically significant unobservable inputs for determining fair value. In cases where the carrying amount exceeds the fair value, less estimated costs to sell, a loss is recognized in noninterest expense.

Quantitative Disclosures for Level 3 Fair Value Measurements

The Company had no Level 3 assets measured at fair value on a recurring basis as of December 31, 2024 and 2023.

For Level 3 assets measured at fair value on a nonrecurring basis as of December 31, 2024, the significant unobservable inputs used in the fair value measurements are presented below.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 18. FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

Quantitative Disclosures for Level 3 Fair Value Measurements (Continued)

	Carrying Amount	Valuation Technique	Significant Unobservable Input	Weighted Average of Input
Nonrecurring:
Individually analyzed loans	$2,957	Appraisal	Appraisal discounts (%)	15-20%
Foreclosed assets	$-	Appraisal	Appraisal discounts (%)	10-15%

For Level 3 assets measured at fair value on a nonrecurring basis as of December 31, 2023, the significant unobservable inputs used in the fair value measurements are presented below.

	Carrying Amount	Valuation Technique	Significant Unobservable Input	Weighted Average of Input
Nonrecurring:
Individually analyzed loans	$3,095	Appraisal	Appraisal discounts (%)	15-20%
Foreclosed assets	$33	Appraisal	Appraisal discounts (%)	10-15%

Fair Value of Financial Instruments

The carrying amount and estimated fair value of the Company’s financial instruments were as follows:

	December 31, 2024
		Estimated Fair Value
	Carrying Amount	Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$260,234	$260,234	$-	$-
Securities available for sale	196,870	8,809	188,061	-
Other equity securities	3,697	3,697	-	-
Loans held for sale	404	-	404	-
Trading assets	6,444	-	6,444	-
Loans, net	2,198,231	-	2,167,286	2,957
Bank owned life insurance	39,431	-	39,431	-
Annuities	16,772	-	16,772	-
Accrued interest receivable	10,111	-	10,111	-
Restricted equity securities	4,441	-	-	4,441

Financial liabilities:
Deposits	$2,411,297	$-	$2,411,192	$-
Trading liabilities	6,454	-	6,454	-
FHLB advances	22,000	-	22,036	-
Other borrowings	17,979	-	17,979	-
Subordinated notes	91,245	-	91,245	-
Accrued interest payable	2,172	-	2,172	-

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 18. FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

Fair Value of Financial Instruments (Continued)

	December 31, 2023
		Estimated Fair Value
	Carrying Amount	Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$250,651	$250,651	$-	$-
Securities available for sale	179,000	8,772	170,228	-
Other equity securities	3,649	3,649	-	-
Loans held for sale	450	-	450	-
Trading assets	7,691	-	7,691	-
Loans, net	1,860,130	-	1,824,800	3,095
Bank owned life insurance	29,884	-	29,884	-
Annuities	15,036	-	15,036	-
Accrued interest receivable	8,711	-	8,711	-
Restricted equity securities	5,684	-	-	5,684

Financial liabilities:
Deposits	$2,018,189	$-	$2,016,506	$-
Trading liabilities	7,726	-	7,726	-
FHLB advances	70,000	-	70,029	-
Other borrowings	26,994	-	26,994	-
Subordinated notes	86,679	-	86,679	-
Accrued interest payable	1,519	-	1,519	-

NOTE 19. REVENUE FROM CONTRACTS WITH CUSTOMERS

The majority of revenue-generating transactions are excluded from the scope of ASC 606, including revenue generated from financial instruments, such as securities and loans; SBA fees; and gains on sales of mortgage loans. Revenue-generating transactions that are within the scope of ASC 606, classified within noninterest income, are described as follows:

Service charges on deposit accounts - represent service fees for monthly activity and maintenance on customer accounts. Attributes can be transaction-based, item-based or time-based. Revenue is recognized when the Company’s performance obligation is completed which is generally monthly for maintenance services or when a transaction is processed. Payment for such performance obligations are generally received at the time the performance obligations are satisfied.

Interchange Income - bank card related fees primarily includes interchange income from client use of consumer and business debit cards. Interchange income is a fee paid by a merchant bank to the card-issuing bank through the interchange network. Interchange fees are set by the credit card associations and are based on cardholder purchase volumes. The Company records interchange income as transactions occur. This income is included in other noninterest income on the consolidated statements of income.

Gains and Losses from the Sale of Foreclosed Assets - the performance obligation in the sale of foreclosed assets typically will be the delivery of control over the asset to the buyer. If the Company is not financing the sale, the transaction price is typically identified in the purchase and sale agreement. However, if the Company provides seller financing, the Company must determine a transaction price, depending on if the sale contract is at market terms and taking into account the credit risk inherent in the arrangement.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 19. REVENUE FROM CONTRACTS WITH CUSTOMERS (Continued)

Other noninterest income primarily includes income on bank owned life insurance contracts, both transaction-based fees and account maintenance fees. Transaction based fees are recognized at the time the transaction is executed as that is the point in time the Company fulfills the customer’s request. Other account maintenance fees are recognized over time, usually on a monthly basis, as the Company’s performance obligation for services is satisfied.

NOTE 20. PARENT COMPANY FINANCIAL INFORMATION

The following information presents the condensed balance sheets of Southern States Bancshares, Inc. as of December 31, 2024 and 2023, and the condensed statements of income and cash flows for the years then ended.

CONDENSED BALANCE SHEET	December 31, 2024	December 31, 2023
Assets:
Cash	$9,582	$14,967
Investment in subsidiary	358,666	284,232
Other assets	4,250	3,529
Total assets	372,498	302,728

Liabilities and stockholders’ equity:
Other borrowings	$(21)	$(6)
Subordinated notes	91,245	86,679
Other liabilities	1,385	1,091
Total liabilities	92,609	87,764

Stockholders’ equity	279,889	214,964

Total liabilities and stockholders’ equity	$372,498	$302,728

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 20. PARENT COMPANY FINANCIAL INFORMATION (Continued)

CONDENSED STATEMENTS OF INCOME	For the Years Ended
	2024	2023
Income
Dividend income from subsidiary	$3,701	$3,150
Dividend income from equity securities	-	(5)
Gain on equity securities	147	574
	3,848	3,719
Expense
Interest expense	5,039	4,903
Other	1,905	2,100
	6,944	7,003
Loss before income tax benefits and equity in undistributed earnings of subsidiary	(3,096)	(3,284)

Income tax benefits	1,619	1,530

Loss before equity in undistributed earnings of subsidiary	(1,477)	(1,754)

Equity in undistributed earnings of subsidiary	36,345	33,706

Net income	$34,868	$31,952

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 20. PARENT COMPANY FINANCIAL INFORMATION (Continued)

CONDENSED STATEMENTS OF CASH FLOW	For the Years Ended
	2024	2023
OPERATING ACTIVITIES
Net income	$34,868	$31,952
Adjustments to reconcile net income to net cash used in operating activities:
Equity in undistributed earnings of subsidiary	(36,345)	(33,706)
Stock-based compensation	1,010	870
Decrease in accrued interest payable	(8)	(3)
Net other operating expenses	(176)	(589)
Net cash used in operating activities	(651)	(1,476)

INVESTING ACTIVITIES
Cash paid in acquisition	(1,323)	-
Investment in equity securities	(174)	(1,094)

Net cash used in investing activities	(1,497)	(1,094)

FINANCING ACTIVITIES
Net (repayment) proceeds of note payable	(15)	13
Net (repayment) proceeds of subordinated notes	(352)	365
Issuance of common stock	446	1,563
Issuance of restricted stock units	-	363
Purchase of common stock	-	(979)
Common stock dividends paid	(3,316)	(3,193)
Net cash used in financing activities	(3,237)	(1,868)

Net decrease in cash	(5,385)	(4,438)

Cash at beginning of year	14,967	19,405

Cash at end of year	$9,582	$14,967

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

NOTE 21. RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Company conducts transactions with its directors and executive officers, including companies in which such directors and executive officers have a beneficial interest. It is the Company’s policy to comply with federal regulations that require that loan and deposit transactions with directors and executive officers be made on substantially the same terms as those prevailing at the time for comparable loans and deposits to other persons.

Deposits from related parties held by the Company at December 31, 2024 and 2023 totaled $12,494 and $11,446, respectively.

Changes in related party loans for the years ended December 31, 2024 and 2023 are as follows:

	December 31,
	2024	2023
Balance, beginning of year	$13,614	$5,691
Additions for new directors	-	8,025
Advances	5,106	2,999
Repayments	(5,498)	(3,101)
Balance, end of year	$13,222	$13,614